THE DREYFUS FAMILY OF FUNDS
(General Family of Funds)

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

The Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act), of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes in accordance with Rule 18f-3, has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

1.                  Class Designation:  Fund shares shall be divided, except as otherwise noted on Schedule A, into Class A shares, Class B shares and Dreyfus Class shares (each, a "Class").

2.                  Differences in Services:  The services offered to shareholders of each Class, as described in the Fund's prospectuses or statement of additional information, unless otherwise noted on Schedule A, shall be similar, except for certain services provided to each Class pursuant to separate plans adopted by the Fund's Board.

3.                  Differences in Distribution Arrangements:  Shares of each Class shall be offered at net asset value.

Class A shares of each Fund listed on Schedule B attached hereto shall be subject to payments for distributing Class A shares and servicing shareholder accounts at the annual rate of up to 0.20% of the value of the average daily net assets of Class A pursuant to a Service Plan adopted in accordance with Rule 12b-1 under the 1940 Act.

Class B shares shall be subject to payments for distributing such shares at the annual rate of up to 0.20% of the value of the average daily net assets of Class B pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act.  Class B shares shall be charged directly for sub-accounting services at the annual rate of 0.05% of the value of the average daily net assets of Class B.

Class A shares and Dreyfus Class shares shall be subject to an annual service fee at the rate of up to 0.25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.  Class B shares shall be subject to an annual service fee at the rate of 0.25% of the value of the average daily net assets of Class B pursuant to a separate Shareholder Services Plan.  The fee payable pursuant to each Shareholder Services Plan is intended to be a "service fee" as defined under the Conduct Rules of the Financial Industry Regulatory Authority.

4.                  Expense Allocation:  The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis:  (a) fees under the Service Plan, Distribution Plan and Shareholder Services Plans; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

5.                  Conversion Features:  No Class shall be subject to any automatic conversion feature.  Shares of one Class of a Fund may be converted into shares of another Class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund.

6.                  Exchange Privileges:  Shares of a Class shall be exchangeable only for shares of certain other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time.

Dated:  July 19, 1995

Revised:  April 7, 2016

SCHEDULE A

General California Municipal Money Market Fund
Class A
Class B
General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
Class A
Class B
Dreyfus Class
--General Treasury Securities Money Market Fund
Class A
Class B
Dreyfus Class
General Money Market Fund, Inc.
Class A
Class B
Dreyfus Class
General Municipal Money Market Funds, Inc.
--General Municipal Money Market Fund
Class A
Class B
General New York AMT-Free Municipal Money Market Fund
Class A
Class B

SCHEDULE B

General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
--General Treasury Securities Money Market Fund
General Money Market Fund, Inc.